________________________________________ (1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. July 11, 2024 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC James Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces First Quarter 2024 Results Highlights for the Three Months Ended May 31, 2024 • Total revenues of $205 million and net income of $16 million • Adjusted EBITDA(1) of $186 million • Lease rental revenue and direct financing and sales-type lease revenue increased 14% compared to first quarter 2023 • Acquired 9 aircraft for $223 million; net book value of flight equipment is $7.3 billion, up 7% compared to first quarter 2023 • Fleet utilization at 99% Liquidity • Ratings Outlook revised to Positive by S&P • Received $300 million equity from shareholders in June 2024, completing a $500 million total commitment • Total liquidity as of July 5, 2024 of $2.6 billion includes $2.0 billion of undrawn facilities, $0.5 billion of projected adjusted operating cash flows and sales through July 5, 2025, and $0.1 billion of unrestricted cash • 212 unencumbered aircraft and other flight equipment with a net book value of $6.0 billion

Mike Inglese, Aircastle's Chief Executive Officer, commented, "The increasing demand for air travel has enabled global traffic to meet, and in some regions, exceed 2019 levels. While IATA is predicting world passengers to increase 3.8% annually over the next 20 years, aircraft and engine manufacturers are not providing the output that meets even baseline needs of airlines. As a result, we're seeing strong long-term demand for all narrow-body passenger aircraft types and extended viability of current technology aircraft".

Mr. Inglese concluded, "We recently announced that our shareholders, Marubeni Corporation and Mizuho Leasing, have completed their $500 million equity commitment. During the first quarter, our IG status was further bolstered by an Outlook revision to Positive from S&P. With positive tailwinds, we're pleased to be putting our equity to work and growing our fleet with the most sought-after narrow-body passenger aircraft."

Aviation Assets

As of May 31, 2024, Aircastle owned 250 aircraft and other flight equipment having a net book value of $7.3 billion. We also manage 9 aircraft with a net book value of $268 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	As of May 31, 2024	As of May 31, 2023
Net Book Value of Flight Equipment	$ 7,327	$ 6,862
Net Book Value of Unencumbered Flight Equipment	$ 5,958	$ 5,348
Number of Aircraft	250	244
Number of Unencumbered Aircraft	212	206
Number of Lessees	76	73
Number of Countries	44	43
Weighted Average Fleet Age (Years)[1]	9.6	9.6
Weighted Average Remaining Lease Term (Years)[1]	5.2	5.4
Weighted Average Fleet Utilization during the three months ended May 31, 2024 and 2023[2]	99.1 %	95.6 %
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment	$ 268	$ 282
Number of Aircraft	9	9

1. Weighted by Net Book Value.
2. Aircraft on-lease days as a percentage of total days in period weighted by Net Book Value.

Conference Call

In connection with this press release, management will host a conference call on Thursday, July 11, 2024, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing 1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name "Aircastle" when prompted by the operator.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.

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3 About Aircastle Limited Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of May 31, 2024, Aircastle owned and managed on behalf of its joint ventures 259 aircraft leased to 77 airline customers located in 44 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

4 Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) May 31, 2024 February 29, 2024 (Unaudited) ASSETS Cash and cash equivalents $ 164,604 $ 129,977 Accounts receivable 9,380 12,518 Flight equipment held for lease, net 7,047,120 6,940,502 Net investment in leases, net 279,901 282,439 Unconsolidated equity method investment 43,229 42,710 Other assets 278,458 271,807 Total assets $ 7,822,692 $ 7,679,953 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 855,908 $ 875,397 Borrowings from unsecured financings, net 3,876,765 3,823,099 Accounts payable, accrued expenses and other liabilities 271,701 219,588 Lease rentals received in advance 63,137 52,654 Security deposits 71,488 69,544 Maintenance payments 533,838 505,897 Total liabilities 5,672,837 5,546,179 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at May 31, 2024 and February 29, 2024 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 15,564 shares issued and outstanding at May 31, 2024 and February 29, 2024 — — Additional paid-in capital 2,078,774 2,078,774 Retained earnings 71,081 55,000 Total shareholders’ equity 2,149,855 2,133,774 Total liabilities and shareholders’ equity $ 7,822,692 $ 7,679,953

5 Aircastle Limited and Subsidiaries Consolidated Statements of Income and Comprehensive Income (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended May 31, 2024 2023 Revenues: Lease rental revenue $ 162,570 $ 146,735 Direct financing and sales-type lease revenue 5,457 1,073 Amortization of lease premiums, discounts and incentives (6,649) (7,207) Maintenance revenue 42,149 34,520 Total lease revenue 203,527 175,121 Gain on sale or disposition of flight equipment 1,010 42,594 Other revenue 636 776 Total revenues 205,173 218,491 Operating expenses: Depreciation 89,358 88,789 Interest, net 64,813 56,891 Selling, general and administrative 22,055 20,835 Provision for credit losses (145) 6,959 Impairment of flight equipment 5,211 1,097 Maintenance and other costs 4,443 8,533 Total operating expenses 185,735 183,104 Other income (expense): Other (304) 1,337 Total other income (expense) (304) 1,337 Income from continuing operations before income taxes and earnings of unconsolidated equity method investment 19,134 36,724 Income tax provision 3,572 14,360 Earnings of unconsolidated equity method investment, net of tax 519 406 Net income $ 16,081 $ 22,770 Net income available to common shareholders $ 16,081 $ 22,770 Total comprehensive income available to common shareholders $ 16,081 $ 22,770

6 Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Three Months Ended May 31, 2024 2023 Cash flows from operating activities: Net income $ 16,081 $ 22,770 Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities: Depreciation 89,358 88,789 Amortization of deferred financing costs 4,343 4,031 Amortization of lease premiums, discounts and incentives 6,649 7,207 Deferred income taxes 5,314 3,812 Collections on net investment in leases 713 927 Security deposits and maintenance payments included in earnings (2,210) (3,203) Gain on sale or disposition of flight equipment (1,010) (42,594) Impairment of flight equipment 5,211 1,097 Provision for credit losses (145) 6,959 Other (508) (397) Changes in certain assets and liabilities: Accounts receivable (1,273) 3,209 Other assets (2,927) (3,607) Accounts payable, accrued expenses and other liabilities 17,967 2,272 Lease rentals received in advance 9,441 9,178 Net cash and cash equivalents provided by operating activities 147,004 100,450 Cash flows from investing activities: Acquisition and improvement of flight equipment (224,935) (322,151) Proceeds from sale of flight equipment 25,379 53,782 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 35,181 4,947 Other (209) (2,900) Net cash and cash equivalents used in investing activities (164,584) (266,322) Cash flows from financing activities: Proceeds from secured and unsecured debt financings 550,000 624,911 Repayments of secured and unsecured debt financings (520,118) (569,206) Deferred financing costs (48) (527) Security deposits and maintenance payments received 34,960 31,620 Security deposits and maintenance payments returned (2,087) (6,131) Dividends paid (10,500) (10,500) Net cash and cash equivalents provided by financing activities 52,207 70,167 Net increase (decrease) in cash and cash equivalents 34,627 (95,705) Cash and cash equivalents at beginning of period 129,977 231,861 Cash and cash equivalents at end of period $ 164,604 $ 136,156

7 Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended May 31, 2024 2023 Net income $ 16,081 $ 22,770 Depreciation 89,358 88,789 Amortization of lease premiums, discounts and incentives 6,649 7,207 Interest, net 64,813 56,891 Income tax provision 3,572 14,360 EBITDA 180,473 190,017 Adjustments: Impairment of flight equipment 5,211 1,097 Adjusted EBITDA $ 185,684 $ 191,114 We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non- U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.